Exhibit 99.1
FOR IMMEDIATE RELEASE
October 18, 2006
BEARINGPOINT COMMENCES CONSENT SOLICITATION FOR CONVERTIBLE

DEBENTURE HOLDERS
McLean, Va., October 18, 2006 — BearingPoint, Inc. (NYSE: BE), one of the world’s largest management and technology consulting firms, today announced that it is soliciting consents from the holders of certain bonds to amend existing agreements governing these bonds. Specifically, the Company seeks to amend the agreements and obtain waivers relating to the Company’s Securities and Exchange Commission (SEC) reporting requirements. The amendments and waivers affect the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (CUSIP No. 074002AA4), 2.75% Series B Convertible Subordinated Debentures due 2024 (CUSIP No. 074002AB2) (Series B Debentures) and 5.00% Convertible Senior Subordinated Debentures due 2025 (CUSIP No. 0074000AE0). Holders of record as of 5:00pm New York City time on October 17, 2006, who validly deliver and do not revoke their consents will receive a consent fee. The consent solicitation is expected to expire at 5:00pm New York City time on October 26, 2006, unless extended by the Company.
As previously disclosed, the Company is involved in a dispute with certain holders of the Series B Debentures who have alleged that the Company is in default under the applicable indenture as result of the Company’s failure to timely provide certain periodic SEC reports to the trustee. Although the indenture expressly states that the Company provide copies of the annual and quarterly reports filed with the SEC within 15 days after they are filed with the SEC, these holders allege that the Company is in default because it has not filed these reports with the SEC on a timely basis. In addition, as previously disclosed, the New York State Supreme Court for New York County recently entered an order finding the Company in default under such indenture. The Company believes that there are serious errors in the court’s ruling and intends to pursue its rights and remedies in that regard and has filed an appeal.
To resolve the uncertainties created by the court’s ruling, the Company is seeking consents to proposed amendments of certain provisions of the indenture governing each series of the Debentures and a waiver of defaults thereunder, until October 31, 2007. This includes any default or event of default that may arise by virtue of the Company’s failure to file with the SEC and further to furnish to the trustee and holders of Debentures, certain reports required to be filed by the Company under the Securities Exchange Act of 1934, as amended (the Required Reports). The Company also seeks a rescission of any acceleration related to the Company’s failure to file such SEC reports.

The effectiveness of the proposed amendments and waiver and the payment of the consent fee are subject to the receipt of valid consents that are not revoked in respect of at least a majority of the aggregate principal amount outstanding of each series of the Debentures. Holders of the Debentures may revoke their consents at any time before the proposed amendments and waiver become effective, but upon receipt by the Company of the consents of a majority of the aggregate principal amount outstanding of each series of the Debentures, the waiver will become effective and consents may no longer be revoked. The Company has the right to waive or amend the terms and conditions of the offer. The amendment and waiver will also include the waiver of any and all rights to accelerate the Debentures that may arise under the indenture as a result of the failure of another series of Debentures to consent to the proposed amendments and waiver. Furthermore, if the Company does not receive the requisite consents from all series of Debentures, the Company will continue to explore all available options with respect to its debt.
Holders of each series of record as of 5:00 pm, New York City time, on October 17, 2006 who validly deliver and do not revoke their consents will receive an initial consent fee for each $1,000 in principal amount of Debentures with respect to which consents are received equal to the product of $10.00 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Debentures outstanding on the expiration date and the denominator of which is the aggregate principal amount of such series of Debentures as to which the Company received and accepted consents. If the Company has not filed the Required Reports with the SEC by 5:30 pm, New York City time on October 31, 2007, the Company has the option to pay to these holders an additional $2.50 for each $1,000 in principal amount of such series of Debentures as to which the Company has received and accepted consents, which will extend the deadline for filing Required Reports for one additional year.
The Liability Management Group of Citigroup Corporate and Investment Banking is serving as the solicitation agent for the consent solicitation. Questions regarding the consent solicitation may be directed to The Liability Management Group at (800) 558-3745 (toll-free) or (212) 723-6106. The information agent for the consent solicitation is Global Bondholder Services Corporation. Requests for copies of the Consent Solicitation Statement and related documents may be directed to Global Bondholder Services Corporation at (866) 857-2200 (toll- free) or (212) 430-3774.
This announcement is not an offer to purchase or sell, a solicitation of an offer to purchase or sell, or a solicitation of consents with respect to any securities. The solicitation is being made solely pursuant to the Company’s Consent Solicitation Statement dated October 18, 2006 and the related Letter of Consent. The consent solicitation is subject to certain conditions and presents certain risks for holders who consent, as set forth more fully in the Consent Solicitation Statement. The Company reserves the right to amend, extend or, subject to certain conditions, terminate the consent solicitation.

About BearingPoint, Inc.
BearingPoint, Inc. (NYSE: BE) is one of the world’s largest providers of management and technology consulting services to Global 2000 companies and government organizations in 60 countries worldwide. Based in McLean, Va., the firm has over 17,000 employees and major practice areas focusing on the Public Services, Financial Services and Commercial Services markets. For nearly 100 years, BearingPoint professionals have built a reputation for knowing what it takes to help clients achieve their goals, and working closely with them to get the job done. For more information, visit the Company’s website at www.BearingPoint.com.
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Forward-Looking Statements; Risks and Uncertainties
This release contains forward-looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “continue,” “expects,” “intends,” “plans,” “believes,” “in the Company’s view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including, without limitation, the following:
The Company’s continuing failure to file required periodic reports with the SEC could result in a loss of business, delisting from the New York Stock Exchange and defaults and accelerations under the 2005 Credit Facility and its debentures, if it ceases to obtain extensions and waivers for these filings.If the Company is not successful in obtaining the requisite consents from all series of Debentures, the holders of a series of Debentures may seek to declare that an event of default has occurred under the applicable indenture and may seek to accelerate the Debentures, which may trigger cross-default or cross-acceleration provisions in the Company’s other indebtedness.
The Company’s current cash resources might not be sufficient to meet its expected near-term cash needs (e.g., to settle lawsuits).
The Company’s 2005 Credit Facility imposes a number of restrictions which may negatively affect its ability to finance future needs, or do so on favorable terms. If the Company violates these restrictions, the Company could be in default under the 2005 Credit Facility or other indebtedness.

If the Company’s operating performance is materially and adversely affected, the Company may be required to post cash collateral to support obligations under the 2005 Credit Facility, as well as surety bonds, and the Company may be unable to obtain new surety bonds, letters of credit or bank guarantees in support of client engagements on acceptable terms, if at all. If the Company’s borrowings under the 2005 Credit Facility or debentures were to be accelerated, there would be a material and adverse effect on the Company’s financial condition.
Downgrades of the Company’s credit ratings could materially and adversely affect its financial condition.
Please refer to Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other reports filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.

For Media:	For Investors:
Elliot Sloane	Francesca Luthi
Sloane & Company	BearingPoint Inc.
ESloane@Sloanepr.com	Francesca.Luthi@BearingPoint.com
Tel: 212-486-9500	Tel: 908-607-2100